UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2020

SACHEM CAPITAL CORP.

(Exact name of Registrant as specified in its charter)

New York	001-37997	81-3467779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

698 Main Street, Branford, Connecticut	06405
(Address of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code (203) 433-4736

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Shares, par value $.001 per share	SACH	NYSE American LLC
7.125% Notes due 2024	SCCB	NYSE American LLC
6.875% Notes due 2024	SACC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 28, 2020, Sachem Capital Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc., as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters $13,000,000 aggregate principal amount of 7.75% notes due 2025 (the “Firm Notes”). In addition, the Company granted the Underwriters a thirty-day option to purchase up to an additional $1,950,000 aggregate principal amount of 7.75% notes due 2025 to cover underwriter overallotments (the “Additional Notes” and, together with the Firm Notes, the “Notes”). The Notes were offered to the public at a purchase price equal to 100% of their principal amount. The Underwriters have agreed to purchase the Notes at a 3.25% discount to such purchase price. The Notes were offered pursuant a prospectus supplement, dated August 28, 2020 (the “Prospectus Supplement”), to the Company’s shelf registration statement on Form S-3 (Registration No. 333-236097) (the “Registration Statement”) declared effective by the Securities and Exchange Commission on February 5, 2020 (the “Offering”). The Underwriting Agreement contains customary representations, warranties and covenants of the Company, customary conditions to closing, customary indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, and customary termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The Notes are expected to be listed on the NYSE American under the trading symbol “SCCC” and to begin trading on or about September 10, 2020. The net proceeds of the Offering to the Company from the sale of the Firm Notes are expected to be approximately $12.3 million after payment of underwriting discounts and commissions and estimated offering expenses payable by the Company. Ladenburg Thalmann & Co. Inc. (NYSE American: LTS), Janney Montgomery Scott LLC and National Securities Corporation, a wholly owned subsidiary of National Holdings Corporation (NASDAQ: NHLD) are acting as joint book-running managers for the offering. Aegis Capital Corp. is acting as co-manager for the offering.

The foregoing description of the Underwriting Agreement does not purport to be complete and are qualified in their entirety by reference to the full text of such agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 1.1 and incorporated herein by reference and into the Prospectus Supplement and accompanying base prospectus, which forms a part of the Registration Statement.

Item 8.01.	Other Events.

On August 26, 2020 and August 28, 2020, the Company issued a press release announcing the Offering and the pricing of the Offering, respectively.

Copies of the press releases announcing the Offering and the pricing of the Offering, and the Offering term sheet are attached to this Current Report on Form 8-K as Exhibits 99.1, 99.2 and 99.3, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of August 28, 2020, by and between the Company and Ladenburg Thalmann & Co. Inc., as representative of the several underwriters named therein.

99.1	Press Release dated August 26, 2020.

99.2	Pricing Press Release dated August 28, 2020.

99.3	Offering Term Sheet dated August 28, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sachem Capital Corp.

Dated: September 1, 2020	By:	/s/John L. Villano
John L. Villano, CPA
Chief Executive Officer and
Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of August 28, 2020, by and between the Company and Ladenburg Thalmann & Co. Inc., as representative of the several underwriters named therein.

99.1	Press Release dated August 26, 2020.

99.2	Pricing Press Release dated August 28, 2020.

99.3	Offering Term Sheet dated August 28, 2020.

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